PRESS RELEASE

Next Inc. Announces First Quarter 2006 Conference Call
Wednesday April 12, 11:11 am ET

CHATTANOOGA, Tenn.--(BUSINESS WIRE)--April 12, 2006--Next Inc. (OTCBB:NXTI - News) an emerging leader in the sportswear and promotional products industry today announced that it will release its first quarter results after the market close on Friday, April 14.

The company will hold a conference call to discuss first quarter results Monday, April 17th at 11:00 AM Eastern time. The dial in number for the call is 719-457-2693. The call is also being webcast and can be accessed by going to http://www.shareholder.com/nxti/medialist.cfm. A replay of the webcast will be available through April 24, 2006.

About Next Inc. http://www.nextinc.net

Next, Inc. is a creative and innovative sales and marketing organization that designs, develops, markets, and distributes licensed and branded promotional products and imprinted sportswear primarily through major college and university, motor sports and other major promotional key licensing agreements and the Company's own proprietary designs. Next is one of the dominant companies in the highly fragmented licensed promotional products and imprinted sportswear industries.

The company has expanded its distribution to include e-commerce through which a significant amount of the Company's most popular licensed products is marketed. The most significant are, www.campustraditionsusa.com, www.rpmsportsusa.com, www.americanbiker.com and www.americanwildlifeusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which contains a safe harbor for forward-looking statements. The Company relies on this safe harbor in making such disclosures. The statements are based on management's current beliefs and assumptions about expectations, estimates, strategies and projections. These statements are not guarantees of future performance or results and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Contact:

Next, Inc., Chattanooga

Jason Assad, 423-296-8213 Ext. 113

jassad@nxt-inc.com